UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2007 our Board of Directors further amended our 2006 Stock Award and Incentive Plan (the “Plan”) to increase the number of shares of our common stock for which awards can be granted under the Plan from 5,000,000 shares to 6,000,000 shares.

Also, on October 22, 2007, our Board of Directors awarded seven-year options under the Plan to our chief executive officer, Costa Papastephanou, to purchase 500,000 shares of our common stock, and to our chief financial officer, Alan W. Schoenbart, to purchase 550,000 shares of our common stock, both for $0.52 per share, the closing price for our common stock on the date of grant. The options each vest 25% immediately, and then 25% annually thereafter. Dr. Papastephanou was also granted a 300,000 share restricted stock award vesting in 1/3 increments over the next 3 years, conditioned on Dr. Papastephanou’s continued employment by Ortec. All these awards are subject to approval of our Plan by our stockholders at their next annual meeting now scheduled for December 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: October 26, 2007	By:	/s/ Alan W. Schoenbart
Chief FInancial Officer